 Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement Nos. 333-200303 and 333-211581 of Melrose Bancorp, Inc. and Subsidiary on Form S-8, of our report dated March 15, 2019, relating to the consolidated financial statements of Melrose Bancorp, Inc. and Subsidiary appearing in this Annual Report on Form 10-K of Melrose Bancorp, Inc. and Subsidiary for the year ended December 31, 2018.

/s/ Baker Newman & Noyes LLC

Portsmouth, New Hampshire

March 15, 2019